DELAWARE TECHNOLOGY AND INNOVATION
FUND
SPECIAL SHAREHOLDER MEETING -
FEBRUARY 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF TRUSTEES

The undersigned hereby appoints Richelle S. Maestro,
Michael P. Bishof and David P. O'Connor, or any of them, each with the right of substitution, proxies of the undersigned at the Special Meeting of Shareholders of the fund named above (the "Fund"), a series of the Trust (as defined in the proxy statement) to be held at the offices of Delaware Investments located at Two Commerce Square, 2001 Market
Street, 2nd Floor Auditorium, Philadelphia,
Pennsylvania 19103, on Thursday, February 19, 2004 at 4:00 p.m. (E.S.T.), or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matters which may properly be acted upon at this meeting and specifically as indicated on the reverse side of this form. Please refer to the proxy statement for a discussion of these matters.

BY SIGNING AND DATING THIS CARD, YOU
AUTHORIZE THE PROXIES TO VOTE THE
PROPOSAL AS MARKED, OR IF NOT MARKED,
TO VOTE "FOR" THE PROPOSAL, AND TO USE
THEIR DISCRETION TO VOTE ANY OTHER
MATTER THAT MAY PROPERLY COME
BEFORE THE MEETING, OR AT ANY
POSTPONEMENT OR ADJOURNMENT
THEREOF. PLEASE COMPLETE AND MAIL
THIS CARD AT ONCE IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.


Please vote by checking the appropriate box below.



THIS PROXY CARD IS ONLY VALID WHEN
SIGNED AND DATED. TO SECURE THE
LARGEST POSSIBLE REPRESENTATION AND
AVOID THE ADDITIONAL EXPENSE TO THE
FUND OF FURTHER SOLICITATION, PLEASE
DATE AND SIGN NAME OR NAMES BELOW AS
PRINTED ON THIS CARD TO AUTHORIZE THE
VOTING OF YOUR SHARES AS INDICATED.
WHERE SHARES ARE REGISTERED WITH
JOINT OWNERS, ALL JOINT OWNERS SHOULD
SIGN. PERSONS SIGNING AS EXECUTOR,
ADMINISTRATOR, TRUSTEE OR OTHER
REPRESENTATIVE SHOULD GIVE FULL TITLE
AS SUCH.

Date 			, 200_



Signature(s) (Joint Owners) (PLEASE SIGN
WITHIN BOX)

1.
To approve an Agreement and Plan of Reorganization between the Trust, on behalf of the Fund, and Voyageur Mutual Funds III, on behalf of Delaware
Select Growth Fund (the "Select Growth Fund"), that provides for: (i) the acquisition of substantially all of the assets, subject to the liabilities, of the Fund in exchange for shares of the Diversified Income Fund;
and (ii) the dissolution of the Fund.
FOR
AGAINST
ABSTAIN